Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Announces Notification from Nasdaq Regarding Late Filing of Form 10-Q

LOS ANGELES – (PRNEWSWIRE) – Broadway Financial Corporation (“Broadway”, “we”, or the “Company”) (NASDAQ: BYFC), parent company of City First Bank, National Association, announced today it received a letter from The Nasdaq Stock Market LLC (“Nasdaq”), dated November 20, 2025, informing the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (“Rule 5250(c)(1)”) for continued listing on The Nasdaq Capital Market because its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “Q3 Form 10-Q”) was not filed within the time period prescribed by the Securities and Exchange Commission (“SEC”) rules.

Nasdaq’s notice has no immediate effect on the listing or trading of the Company’s shares on The Nasdaq Capital Market, although there can be no assurances that further delays in the filing of the Q3 Form 10-Q or the Company’s other SEC reports will not have an impact on the listing or trading of the Company’s common stock.

As previously disclosed on the Company’s Form 12b-25 filed with the SEC on November 14, 2025, the Company was unable to complete and timely file the Q3 Form 10-Q due to the evaluation of its sold loan participation accounting in accordance with Accounting Standards Codification Topic 860 and its impact to the consolidated financial statements. As a result of this delay, the Company requires additional time to fully complete its review of the financial statements for the quarter ended September 30, 2025 for adequate disclosure of the information required to be included in Q3 the Form 10-Q.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2025, the Company received an extension from Nasdaq to February 16, 2026 (the “Extension Deadline”) for the Company to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. As a result, any additional Nasdaq exception to allow the Company to regain compliance with all delinquent filings, including the Q3 Form 10-Q, will be limited to the Extension Deadline. Nasdaq has provided the Company until December 8, 2025 to submit an updated plan to regain compliance with Rule 5250(c)(1). If Nasdaq accepts the Company’s updated plan, then Nasdaq may grant the Company up to the Extension Deadline for filing the Q3 Form 10-Q to regain compliance.

The Company expects to provide the updated compliance plan to Nasdaq and to file the Q3 Form 10-Q as promptly as reasonably practicable.

About Broadway Financial Corporation

Broadway Financial Corporation conducts its operations through its wholly-owned banking subsidiary, City First Bank, National Association, which is a leading community-oriented bank in Southern California and in the Washington, D.C. market serving low-to-moderate income communities.  We offer a variety of residential and commercial real estate loan products for consumers, businesses, and non-profit organizations, other loan products, and a variety of deposit products, including checking, savings, and money market accounts, certificates of deposits, and retirement accounts.

Stockholders, analysts, and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4601 Wilshire Boulevard, Suite 150, Los Angeles, CA 90010 or contact Investor Relations at the phone number or email address below.

Cautionary Statement Regarding Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s beliefs and expectations relating to the submission of its updated plan to regain compliance with Rule 5250(c)(1) and the filing of the Q3 Form 10-Q. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual outcomes to differ materially from the outcomes expressed or implied by this press release. Such risks include, among others, Nasdaq rejecting the Company’s updated plan to regain compliance or a material delay in the Company’s financial reporting. All such factors are difficult to predict and may be beyond the Company’s control. The Company undertakes no obligation and does not intend to update or revise any forward-looking statements contained herein, except as required by law or regulation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Contacts

Investor Relations
Zack Ibrahim, Chief Financial Officer, (202) 243-7100
Investor.relations@cityfirstbroadway.com